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                      NON-STATUTORY STOCK OPTION AGREEMENT

     THIS AGREEMENT is entered into and effective as of this 1st day of June, 1998 (the "Date of Grant"), by and between Nash Finch Company (the "Company") and Ron Marshall (the "Optionee").

     WHEREAS, the Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company.

     Accordingly, the parties agree as follows:

ARTICLE 1.  GRANT OF OPTION.

     The Company hereby grants to the Optionee the right, privilege, and option (the "Option") to purchase Two Hundred Thousand (200,000) shares (the "Option Shares") of the Company's common stock, $1.66-2/3 par value per share (the "Common Stock"), according to the terms and subject to the conditions hereinafter set forth. The Option is not intended to qualify as an "incentive stock option," as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

ARTICLE 2.  OPTION EXERCISE PRICE.

     The per share price to be paid by Optionee in the event of an exercise of the Option will be $16.84.

ARTICLE 3.  DURATION OF OPTION AND TIME OF EXERCISE

     3.1 INITIAL PERIOD OF EXERCISABILITY. The Option will become exercisable with respect to the Option Shares in four (4) installments. The following table sets forth the initial dates of exercisability of each installment and the number of Option Shares as to which this Option will become exercisable on such dates:

                Initial Date of                         Number of Option Shares
                Exercisability                          Available for Exercise
                ---------------                         -----------------------
                June 1, 1999                                   50,000
                June 1, 2000                                   50,000
                June 1, 2001                                   50,000
                June 1, 2002                                   50,000

Notwithstanding the foregoing, however, in the event that the Fair Market Value (as defined in the Company's 1994 Stock Incentive Plan, as amended) of the Common Stock reaches and remains at or

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over $30 per share for 30 consecutive trading days, the Option will become immediately exercisable with respect to 100,000 Option Shares(or such portion thereof as shall not then have become exercisable in accordance with the foregoing table) and if the Fair Market Value of the Common Stock reaches and remains at or over $40 per share for 30 consecutive trading days, the Option will become immediately exercisable in full.

The number of Option Shares available for exercise on any date during the term of this Option shall be equal to the sum of the number of Option Shares having become exercisable on or prior to such date, less the number of Option Shares previously exercised. In no event, however, will this Option be exercisable after, and this Option will become void and expire as to all unexercised Option Shares at, 4:30 p.m. (Minneapolis, Minnesota time) on May 31, 2007 (the "Time of Termination").

     3.2 TERMINATION OF EMPLOYMENT OR OTHER SERVICE.

     (a) In the event that the Optionee's employment with the Company and all Subsidiaries is terminated by reason of the Optionee's death, Disability or Retirement (as such terms are defined in the Company's 1994 Stock Incentive Plan, as amended), this Option will become immediately exercisable in full and will remain exercisable until the earlier of the Time of Termination or one year after such termination of employment.

     (b) In the event the Optionee's employment with the Company and all Subsidiaries is terminated for any reason other than death, Disability or Retirement, all rights of the Optionee under this Agreement will immediately terminate without notice of any kind, and this Option will no longer be exercisable; provided, however, that upon the Optionee's termination of employment with the Company and all Subsidiaries, the Compensation Committee of the Board of Directors of the Company (the "Committee") may, in its sole discretion, cause this Option to become or continue to become exercisable and/or remain exercisable following such termination of employment (but in no event beyond the Time of Termination).

     3.3 CHANGE IN CONTROL. If any events constituting a Change in Control (as defined in Section 11.1 of the Company's 1994 Stock Incentive Plan, as amended) of the Company occur, then, if approved by the Committee in its sole discretion, this Option will become immediately exercisable in full and will remain exercisable until the Time of Termination, regardless of whether the Optionee remains in the employ or service of the Company or any Subsidiary. In addition, if a Change in Control of the Company occurs, the Committee, in its sole discretion and without the consent of the Optionee, may determine that the Optionee will receive, with respect to some or all of the Option Shares, as of the effective date of any such Change in Control of the Company, cash in an

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amount equal to the excess of the Fair Market Value of such Option Shares immediately prior to the effective date of such Change in Control of the Company over the option exercise price per share of this Option.

ARTICLE 4. MANNER OF OPTION EXERCISE.

     4.1 NOTICE. This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in this Agreement, by delivery, in person, by facsimile or electronic transmission or through the mail, to the Company at its principal executive office in Minneapolis, Minnesota (Attention: Secretary), of a written notice of exercise. Such notice will be in a form satisfactory to the Committee, will identify the Option, will specify the number of Option Shares with respect to which the Option is being exercised, and will be signed by the person or persons so exercising the Option. Such notice will be accompanied by payment in full of the total purchase price of the Option Shares purchased. In the event that the Option is being exercised, as provided by Section 5 below, by any person or persons other than the Optionee, the notice will be accompanied by appropriate proof of right of such person or persons to exercise the Option. As soon as practicable after the effective exercise of the Option, the Optionee will be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company will deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.

     4.2 PAYMENT. At the time of exercise of this Option, the Optionee will pay the total purchase price of the Option Shares to be purchased entirely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that the Committee, in its sole discretion, may allow such payment to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares, a promissory note or by a combination of such methods. For purposes of this Agreement, the terms "Broker Exercise Notice" and "Previously Acquired Shares" will have the meanings set forth in the Company's 1994 Stock Incentive Plan, as amended. In the event the Optionee is permitted to pay the total purchase price of this Option in whole or in part with Previously Acquired Shares, the value of such Previously Acquired Shares will be equal to their Fair Market Value on the date of exercise of this Option.

ARTICLE 5.  NONTRANSFERABILITY.

     This Option may not be transferred by the Optionee, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law or otherwise, except pursuant to testamentary will or the laws of descent and distribution. Any

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attempt to transfer or encumber this Option other than in accordance with this
Agreement will be null and void and will void this Option.

ARTICLE 6.  LIMITATION OF LIABILITY.

     Nothing in this Agreement will be construed to (a) limit in any way the right of the Company to terminate the employment or service of the Optionee at any time, or (b) be evidence of any agreement or understanding, express or implied, that the Company will retain the Optionee in any particular position, at any particular rate of compensation or for any particular period of time.

ARTICLE 7.  WITHHOLDING TAXES.

     The Company is entitled to (a) withhold and deduct from future wages of the Optionee (or from other amounts which may be due and owing to the Optionee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the grant or exercise of this Option or otherwise incurred with respect to this Option, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee's notice of exercise of this Option. In the event that the Company is unable to withhold such amounts, for whatever reason, the Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.

ARTICLE 8.  ADJUSTMENTS.

     In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, will make appropriate adjustment (which determination will be conclusive) as to the number, kind and exercise price of securities subject to this Option.

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ARTICLE 9.  MISCELLANEOUS.

     9.1 BINDING EFFECT. This Agreement will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

     9.2 GOVERNING LAW. This Agreement and all rights and obligations under this Agreement will be construed in accordance with and governed by the laws of the State of Minnesota.

     9.3 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and supersedes all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option.

     9.4 AMENDMENT AND WAIVER. This Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

     The parties to this Agreement have executed this Agreement effective the day and year first above written.

                                                   NASH FINCH COMPANY

                                                   By  /s/ RON MARSHALL
                                                     ---------------------------

                                                   Its President

                                                   OPTIONEE

                                                   /s/ RON MARSHALL
                                                   -----------------------------
                                                             (Signature)

                                                   RON MARSHALL

                                                   7600 FRANCE AVENUE SOUTH
                                                   -----------------------------
                                                             (Address)

                                                   MINNEAPOLIS, MINNESOTA  55435
                                                   -----------------------------

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